Exhibit 5.1

August 29, 2024

Notable Labs, Ltd.

320 Hatch Drive

Foster City, CA 94404

Re: Notable Labs, Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Notable Labs, Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its issuance and sale (the “Offering”) of up to: (A) (i) 7,826,239 ordinary shares, par value NIS 0.35 per share (the “Ordinary Shares”), and/or (ii) 7,826,239 pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”), and (B) Tranche A Warrants to purchase 15,652,478 Ordinary Shares (the “Ordinary Warrants”, and together with the Pre-Funded Warrants, the “Warrants”) that are being issued by the Company as described in the Registration Statement (as defined below). The Ordinary Shares underlying the Warrants are referred herein as the “Warrant Shares”.

The Offering is being effected pursuant registration statement on Form S-1 (No. 333-280357) (as amended to date, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus contained therein (the “Prospectus”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the Prospectus , (iii) the amended and restated articles of association of the Company, as currently in effect (the “Articles”); (iv) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Registration Statement, the Prospectus and other actions to be taken in connection with the Offering; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration per Ordinary Share in such amount and form as has been determined by the Board, the Ordinary Shares, when issued and sold in the Offering as described in the Registration Statement and Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board, in accordance with the terms of the Warrants and in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable, and (iii) the Warrants, when issued and sold by the Company against receipt of the purchase price therefor as shall be determined by the Board and delivered by the Company in accordance with and in the manner described in the Registration Statement, will be duly authorized and validly issued.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices